EXHIBIT 13.1

Certification of Principal Executive and Financial Officers
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2004, of TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (the “Companies”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Report”) and pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, Francisco Javier Rión, as Chief Executive Officer of the Companies and Paul J. Weyandt, as Interim Chief Financial Officer of the Companies, each hereby certifies, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2005

/s/ Francisco Javier Rión
Francisco Javier Rión
Chief Executive Officer of TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

/s/ Paul J. Weyandt
Paul J. Weyandt
Interim Chief Financial Officer of TFM, S.A. de C.V. and Grupo Transportación Ferroviaria Mexicana, S.A. de C.V.

     A signed original of this written statement required by Section 906 has been provided to the Companies and will be retained by the Companies and furnished to the Commission or its staff upon request.